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				 SCHEDULE 14A
				(Rule 14a-101)
		    INFORMATION REQUIRED IN PROXY STATEMENT
			   SCHEDULE 14A INFORMATION

		   Proxy Statement Pursuant to Section 14(a)
		    of the Securities Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
	 14a-6(e)(2)

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[X]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
	 240.14a-12


			  RJR Nabisco Holdings Corp.

	       (Name of Registrant as Specified In Its Charter)

			  RJR Nabisco Holdings Corp.

		  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
	 or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
	 0-11.

	 (1)   Title of each class of securities to which transaction applies:

	 (2)   Aggregate number of securities to which transaction applies:

	 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	 (4)   Proposed maximum aggregate value of transaction:

	 (5)   Total fee paid:

[x]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	 (1)   Amount Previously Paid:

	 (2)   Form, Schedule or Registration Statement No.:

	 (3)   Filing Party:

	 (4)   Date Filed:

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				 RJR NABISCO:
			WORKING FOR ALL SHAREHOLDERS...
				 RESPONSIBLY.


RJR NABISCO SHAREHOLDERS:

By now you should have received your proxy materials for RJR Nabisco's annual meeting on April 17. As you may have heard, we adopted a financial policy last week to return more cash directly to you. This new policy includes:

o A 23% increase in the company's annual dividend to $1.85 per common share.

o The company's first share repurchase program, including a buyback objective of 10 million common shares over the next several years.

These are important first steps by a new management team intent on providing tangible, current return now. They are certainly not the last steps.

ALSO, WE REMAIN COMMITTED TO SPINNING OFF NABISCO AS SOON AS WE BELIEVE IT CAN BE DONE SUCCESSFULLY. THIS WILL REMAIN A TOP PRIORITY FOR RJR NABISCO.

As you know, a group led by the corporate raiders Bennett LeBow and Carl Icahn are seeking effective control of RJR Nabisco. These two raiders have well-publicized records of empty promises and irresponsible policies, enriching themselves and leaving other shareholders out in the cold. DON'T LET THAT HAPPEN TO YOU.

Just this week, LeBow demonstrated his RECKLESS DISREGARD for the long-term interests of RJR Nabisco shareholders in announcing a settlement of certain litigation. By placing his own agenda above all others, he managed to wipe out -- in a single day -- $5 million of stock market value for holders of RJR Nabisco and other tobacco-related stocks. We believe this IRRESPONSIBLE PLOY was intended solely for the purpose of advancing LeBow's and Carl Icahn's proxy contact agenda.

Regardless of LeBow's careless and self-serving actions, our commitment remains to run our business RESPONSIBLY to produce strong, growing cash flow for shareholders. We remain confident that our tobacco company will prevail in all pending litigation and we have no intention of settling any of those claims.

				 RJR NABISCO

VOTE YOUR WHITE PROXY TODAY. If you have any questions or need assistance in voting your WHITE proxy, please call:

MACKENZIE PARTNERS, INC.                     D.F. KING & CO., INC.
TOLL-FREE 800-322-2885                       TOLL-FREE 800-290-6430